Exhibit 99

News Release

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota  55102

FOR IMMEDIATE RELEASE

Michael J. Monahan    (651) 293-2809 (Tel)

ECOLAB REPORTS DOUBLE-DIGIT FIRST QUARTER EPS INCREASE TO $0.29

2005 FIRST QUARTER HIGHLIGHTS:

•                                          Diluted net income per share +16%

•                                          Diluted earnings per share from ongoing operations +12%

•                                          Sales +9% to $1.1 billion

•                                          Continued strong U.S. and Latin American businesses lead sales growth

•                                          U.S. Other Services shows sharp profit gain

•                                          2005 earnings forecast $1.30-$1.34

	First Quarter Ended March 31
(Millions, except per share)	2005	2004	% Increase
	(unaudited)
Net Sales	$1,069.9	$979.4	9%
Operating Income	126.4	116.1	9%
Pretax Income	115.2	105.0	10%
Taxes	40.5	39.0	4%
Net Income	$74.6	$66.0	13%

Diluted Net Income Per Common Share	$0.29	$0.25	16%
Diluted Average Shares Outstanding	260.0	260.2	0%

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ST. PAUL, Minn., April 21, 2005:  Continued strong sales trends in its domestic and Latin American businesses, a sharp profit turnaround in U.S. Other Services and a lower tax rate led Ecolab’s first quarter results to record levels for the period ended March 31, 2005.

Ecolab’s consolidated sales increased 9% to a record $1.1 billion in 2005’s first quarter. Net income increased 13% to a record $75 million, or $0.29 per diluted share.  First quarter 2004 net income included an after-tax charge of $2.4 million, or $0.01 per share, related to the disposition of a product line.  Excluding that special charge from last year’s results, first quarter 2005 diluted earnings per share increased 12% over the first quarter of 2004.   Currency translation had a favorable impact on net income growth of approximately $1.5 million for the first quarter of 2005 compared with last year’s first quarter benefit of $2.6 million.

Commenting on the quarter, Douglas M. Baker, Ecolab’s President and Chief Executive Officer said, “We continued to see excellent sales trends across our U.S. and Latin America businesses in the first quarter, and improved sales growth in Asia Pacific and Canada.  Comparing against a strong quarter last year, we showed good growth in our core hospitality and foodservice markets, and our investments in new products and an increased sales and service force enabled us to leverage those gains.  In addition, our newer business areas, including Healthcare and GCS, have shown good progress as they develop their business models.  We implemented a range of actions to deal with increased raw material costs, including appropriate price increases and cost reduction actions; we will continue these and other efforts, and expect them to show further and increasing benefit on results as the year progresses.  It was a solid quarter, especially compared with the strong year-ago period, and we are pleased with our global associates’ performance.

“We are off to a good start for 2005.  Our businesses are in strong shape and we have an excellent team of Ecolab associates to drive our growth.  Our product line has been bolstered with new solutions for our customers that yield improved value and performance, and further differentiate Ecolab in the marketplace.  We expect 2005 to be another strong year as we focus on meeting our customer’s needs, driving both top line and bottom line growth and setting the groundwork for improved future performance while successfully managing challenges presented by higher costs and slow European economies.  We have the right plans, the right team, and the right businesses, and are serving outstanding customers in growth markets.  We are excited by the opportunities we have before us.”

First quarter sales for Ecolab’s United States Cleaning & Sanitizing operations rose 8%

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over the first quarter of 2004 to $467 million, as all businesses showed solid gains.  Excluding acquisitions, sales rose 7% for the quarter.  Ecolab’s United States Cleaning & Sanitizing operating income was off 1% to $76 million, as the benefits of the higher sales, cost efficiencies, increased pricing and promotions were offset by higher delivered product costs and a less favorable business mix.

United States Other Services sales increased 10% to $86 million in the first quarter with good sales gains by both Pest Elimination and GCS.  Operating income in the first quarter of 2005 increased 63% to $8 million as both businesses showed solid improvement in profitability.

Sales of Ecolab’s International operations, when measured at fixed currency rates, rose 4% to $505 million in the first quarter. Excluding acquisitions and divestitures, sales rose 3%.  Latin America sales showed double-digit sales gains, and Asia Pacific and Canada sales growth improved; Europe recorded a modest sales gain.  Fixed currency operating income rose 4% to $40 million; excluding acquisitions and divestitures, fixed currency operating income rose 1%, as sales growth, pricing initiatives and cost efficiencies were partially offset by higher delivered product costs and a less favorable business mix.  At public currency rates, International sales increased 10% and operating income grew 11%.

The tax rate for the first quarter decreased to 35.2% in 2005 from 37.1% in 2004.  The first quarter 2005 reflected lower international rates, tax savings efforts, and one-time benefits recorded in the first quarter.

Ecolab reacquired 3.6 million shares of its common stock during the first quarter.

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and actual results may differ materially.  These statements do not include the potential impact of business acquisitions, divestitures, higher than anticipated raw material price increases, or other material corporate events, which may be completed after the date of this release.  This Business Outlook section should be read in conjunction with the information on “Forward-Looking Statements” at the end of this release.

Ecolab expects sales for both domestic and international operations (in fixed currencies) to increase in the second quarter 2005 over the second quarter 2004. Gross margins are expected to approximate 51%, and selling, general and administrative expenses are expected in the range of 39%.  Interest expense is expected to be approximately $12 million.  The effective tax rate

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should be approximately 36%.  Overall, currency translation is expected to contribute to second quarter earnings.  Diluted earnings per share are expected to be in the $0.32-$0.33 range in the second quarter of 2005.  For the full year ending December 31, 2005, Ecolab expects diluted earnings per share in the $1.30-$1.34 range.  In 2004, Ecolab reported net income per share of $1.19.

Ecolab plans to adopt SFAS 123(R), the new standard for expensing stock options, when it becomes effective, currently anticipated to be the beginning of 2006.  The above forecasts for the second quarter and full year 2005 do not include any impact from this accounting rule change. As part of the transition to the new standard, Ecolab expects to restate its earnings history in line with the pro forma amounts historically disclosed in Ecolab’s financial statements.  Ecolab expects to have these restated results available on Ecolab’s website at www.ecolab.com/investor as part of this change.

With 2004 sales of $4.2 billion, Ecolab is the leading global developer and marketer of premium cleaning, sanitizing, pest elimination, maintenance and repair products for the hospitality, foodservice, institutional and industrial markets.

Ecolab shares are traded on the New York Stock Exchange under the symbol ECL.  Ecolab news releases and other investor information are available on the Internet at http://www.ecolab.com.

Ecolab will host a live webcast to review the first quarter earnings announcement today at 1:00 p.m. Eastern Time.  The webcast will be available to the public on Ecolab’s website at http://www.ecolab.com/investor.  A replay of the webcast will be available at that site through April 29, 2005.

Listening to the webcast requires Internet access, a soundcard and the Windows Media Player or other compatible streaming media player. If you do not have the Media Player client installed on your PC, you may download a free version of Media Player at http://www.microsoft.com/windows/windowsmedia/download/default.asp.

This news release contains various “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These include statements concerning our 2005 second quarter and full year financial and business prospects, including estimated sales, gross margins, selling, general and administrative expenses, effective tax rates, currency translation, earnings per share and future accounting for stock options. These statements, which represent Ecolab’s expectations or beliefs concerning various future events, are based on current expectations

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that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such Forward-Looking Statements.

Risks and uncertainties that may affect operating results and business performance include:

•            the vitality of the foodservice, hospitality, travel, health care and food processing industries;

•            restraints on pricing flexibility due to competitive factors, customer or vendor consolidations, and existing contractual obligations;

•            changes in oil or raw material prices or unavailability of adequate and reasonably priced raw materials or substitutes therefor;

•            the occurrence of capacity constraints or the loss of a key supplier or the inability to obtain or renew supply agreements on favorable terms;

•            the effect of future acquisitions or divestitures or other corporate transactions;

•            our ability to achieve plans for past acquisitions;

•            the costs and effects of complying with: (i) laws and regulations relating to the environment and to the manufacture, storage, distribution, efficacy and labeling of our products, and (ii) changes in tax, fiscal, governmental and other regulatory policies;

•            economic factors such as the worldwide economy, interest rates and currency movements including, in particular, our exposure to foreign currency risk;

•            the occurrence of (a) litigation or claims, (b) the loss or insolvency of a major customer or distributor, (c) war (including acts of terrorism or hostilities which impact our markets), (d) natural or manmade disasters, or (e) severe weather conditions or public health epidemics affecting the foodservice, hospitality and travel industries;

•            loss of, or changes in, executive management;

•            our ability to continue product introductions or reformulations and technological innovations; and

•            other uncertainties or risks reported from time to time in our reports to the Securities and Exchange Commission.

In addition, we note that our stock price can be affected by fluctuations in quarterly earnings.  There can be no assurances that our earnings levels will meet investors’ expectations.  We undertake no duty to update our Forward-Looking Statements.

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ECOLAB INC.

CONSOLIDATED STATEMENT OF INCOME

FIRST QUARTER ENDED MARCH 31, 2005

(unaudited)

	First Quarter
(thousands, except per share)	2005	2004

Net Sales	$1,069,880	$979,371

Cost of Sales *	526,556	474,094
Selling, General and Administrative Expenses	416,955	385,333
Special Charges **	—	3,805

Operating Income	126,369	116,139

Interest Expense, Net	11,190	11,173

Income before Income Taxes	115,179	104,966

Provision for Income Taxes	40,531	38,960

Net Income	$74,648	$66,006

Diluted Net Income per Common Share	$0.29	$0.25

Weighted-Average Common Shares Outstanding
Basic	256,272	257,025
Diluted	260,044	260,227

* Cost of sales includes income from reductions in restructuring accruals of $50 for the first quarter ended March 31, 2004.

** Special charges include a charge of $3,980 related to the disposal of a product line and income from the revision of prior restructuring expenses of $175 for the first quarter ended March 31, 2004.

ECOLAB INC.

OPERATING SEGMENT INFORMATION

FIRST QUARTER ENDED MARCH 31, 2005

(unaudited)

	First Quarter
(thousands)	2005	2004

Net Sales
United States
Cleaning & Sanitizing	$467,179	$430,734
Other Services	85,810	77,775
Total	552,989	508,509
International	505,034	483,807
Effect of Foreign Currency Translation	11,857	(12,945)
Consolidated	$1,069,880	$979,371

Operating Income
United States
Cleaning & Sanitizing	$76,444	$77,290
Other Services	8,471	5,198
Total	84,915	82,488
International	40,009	38,513
Corporate Expense*		(3,755)
Effect of Foreign Currency Translation	1,445	(1,107)
Consolidated	$126,369	$116,139

* Corporate expense for the first quarter ended March 31, 2004 includes income from reductions in restructuring accruals of $225. Corporate expense for the first quarter ended March 31, 2004 also includes a charge of $3,980 related to the sale of a product line.

ECOLAB INC.

CONSOLIDATED BALANCE SHEET

MARCH 31, 2005

	March 31	December 31	March 31
(thousands)	2005	2004	2004
	(unaudited)		(unaudited)

Assets
Current assets
Cash and cash equivalents	$83,447	$71,231	$46,322
Accounts receivable, net	767,857	738,266	666,105
Inventories	345,921	338,603	326,950
Deferred income taxes	75,821	76,038	76,677
Other current assets	73,962	54,928	69,224
Total current assets	1,347,008	1,279,066	1,185,278

Property, plant and equipment, net	838,759	834,730	773,271

Goodwill, net	1,001,794	991,811	907,242

Other intangible assets, net	230,700	229,095	231,325

Other assets, net	380,073	381,472	354,058

Total assets	$3,798,334	$3,716,174	$3,451,174

Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$276,282	$56,132	$170,246
Accounts payable	257,933	269,561	223,880
Compensation and benefits	182,014	231,856	183,630
Income taxes	36,349	22,709	77,536
Other current liabilities	362,324	359,289	319,801
Total current liabilities	1,114,902	939,547	975,093

Long-term debt	566,636	645,445	620,642

Postretirement health care and pension benefits	296,645	270,930	260,287

Other liabilities	288,570	297,733	249,496

Shareholders’ equity	1,531,581	1,562,519	1,345,656

Total liabilities and shareholders’ equity	$3,798,334	$3,716,174	$3,451,174

ECOLAB INC.

SUPPLEMENTAL DILUTED EARNINGS PER SHARE INFORMATION

(unaudited)

			Six		Nine
	Quarter	Quarter	Months	Quarter	Months	Quarter	Year
	Ended	Ended	Ended	Ended	Ended	Ended	Ended
	March 31	June 30	June 30	Sept. 30	Sept. 30	Dec. 31	Dec. 31
	2004	2004	2004	2004	2004	2004	2004

Pro forma income from ongoing operations	$0.26	$0.30	$0.56	$0.36	$0.92	$0.27	$1.19
Pro forma adjustments:
Special charges	(0.01)		(0.01)		(0.01)		(0.01)
Net income, as reported	$0.25	$0.30	$0.55	$0.36	$0.92	$0.27	$1.19

Quarter
Ended
March 31
2005

Pro forma income from ongoing operations	$0.29
Pro forma adjustments:
Special charges
Net income, as reported	$0.29

Per share amounts do not necessarily sum due to changes in shares outstanding and rounding.

The non-GAAP financial measures in the tables above are provided to assist in the reader’s understanding of the comparability of the company’s operations for 2005 and 2004.  The company believes that pro forma income from ongoing operations, a non-GAAP financial measure, is a useful basis to compare the company’s results against, because unusual items during 2004 impacted the company’s reported net income (see “pro forma adjustments” in table above).  The presentation above reconciles as reported net income (U.S. GAAP amounts) to pro forma income from ongoing operations for the quarter ended March 31, 2005 and for the full year and quarters and interim year-to-date periods ended March 31, June 30, September 30 and December 31, 2004.  The information was originally presented in the company’s quarterly earning releases.  Special charges for 2004 includes reductions to prior restructuring expenses, losses related to the sale of a product line, a charge for in-process research and development and a favorable tax benefit related to prior periods.  The pro forma information should not be construed as an alternative to reported results under U.S. GAAP.